RARE HOSPITALITY INTERNATIONAL INC - 10-K405 - Annual Report Date Filed 3/__/01

EXHIBIT 21 (A)

SUBSIDIARIES

NAME
ORGANIZATION                                                     STATE OF
-----------------------                                          --------------
Bugaboo Creek Holdings, Inc.                                     Delaware
Bugaboo Creek of Seekonk, Inc.                                   Massachusetts
Capital Grille Holdings, Inc.                                    North Carolina
Capital Grille of San Francisco, Inc.                            California
Capital Grille Holdings of Texas, Inc.                           Texas
Grist Mill Holdings, Inc.                                        Georgia
Hemenway Holdings, Inc.                                          Georgia
One Brook, Inc.                                                  Ohio
Rare Beverages of Pennsylvania, Inc.                             Pennsylvania
Rare Hospitality of Kansas, Inc.                                 Kansas
Rare Hospitality Management, Inc.                                Delaware
Rare Hospitality of Texas, L.P.                                  Texas
Rare Steaks of Texas, Inc.                                       Georgia
Rare Steaks of West Virginia, Inc.                               W. Virginia
Bugaboo Creek of Abington, Inc.                                  Pennsylvania
Bugaboo Creek of East Long Meadow, Inc.                          Massachusetts
Bugaboo Creek of Hicksville, Inc.                                New York
Bugaboo Creek of Norwood, Inc.                                   Massachusetts
Bugaboo Creek of West Orange, Inc.                               New Jersey
Capital Grille of New York, Inc.                                 New York
Capital Grille of Scottsdale, Inc.                               Arizona
Whip Pooling Corporation, Inc.                                   Georgia
6201 Airport Boulevard LP                                        Georgia
34863 Emerald Coast Parkway LP                                   Georgia
6035 Blazer LP                                                   Georgia
6225 North Andrews Avenue LP                                     Georgia
LSI Ellias Partners                                              Florida
LSI Ellias Partners II                                           Florida
LSI Ellias Partners III                                          Georgia
719 Northside East LP                                            Georgia
16641 Statesville Road LP                                        Georgia
153 Huffman Mill Road LP                                         Georgia
11102 Causeway Boulevard LP                                      Georgia
RARE Beverages of Inverness LLC                                  Alabama
RARE Beverages of Texas LLC                                      Texas